Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Movie Gallery, Inc. (the “Company”) on Form l0-K for the period ending January 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. T. Malugen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the report.

Date: March 18, 2005

/s/ J. T. Malugen
Name: J. T. Malugen
Its: Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Movie Gallery, Inc. and will be retained by Movie Gallery, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.